Exhibit 99.1

IDENTIV REPORTS THIRD QUARTER 2015 RESULTS

Third Quarter Revenue of $17.2 Million and Adjusted EBITDA of $(3.3) Million

FREMONT, Calif., November 12, 2015 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for its fiscal 2015 third quarter ended September 30, 2015. For the third quarter, total revenues were $17.2 million, GAAP gross profit margin was 44%, and adjusted EBITDA was $(3.3) million.

“We are pleased with the growth in our premises business with new demand from our government and commercial customers, as well as launching our ICPAM solution in support of our new partnership with Cisco” said Steven Humphreys, Identiv CEO. “Throughout the quarter, we have implemented activities to strengthen the focus of resources on these key areas. As an organization, we will exit the year streamlined to support our focus in existing markets and partnerships, which we believe will allow us to grow the business with a path to profitability in 2016.”

Third Quarter Financial Highlights Review

•	Total revenues were $17.2 million in the third quarter of fiscal year 2015 compared to $15.6 million in the second quarter of 2015 and $22.7 million in the third quarter of 2014, reflecting a sequential growth of 10% and a decline of 24% from the third quarter of 2014. The sequential growth was mainly driven by stronger sales of physical access products in our premises segment, which grew over 20%. The decline from the third quarter of 2014 is primarily a result of 39% lower revenues in our credential segment.

•	GAAP gross profit margin increased to 44% in the third quarter of fiscal year 2015, compared to 43% in the second quarter of 2015 and 43% in the third quarter of 2014. This was primarily driven by our product mix, reflecting a higher portion of revenues in our premises segment and a lower portion of sales in our credentials segment.

•	GAAP operating expenses, including research and development, sales and marketing, and general and administrative costs, but excluding restructuring charges and goodwill impairment, were $13.0 million in the third quarter of fiscal year 2015, compared to $12.9 million in the second quarter of 2015 and $10.6 million in the third quarter of 2014. This reflects a sequential increase of 1% and a year over year increase of 23%, both primarily the result of the continued expenditures related to legal and accounting professional fees associated with non-core business activities.

•	Adjusted EBITDA for the third quarter of fiscal year 2015 was $(3.3) million, compared to $(4.2) million in the second quarter of 2015 and $1.0 million in the third quarter of 2014, predominantly reflecting the continuing legal and accounting professional fees since the second quarter of 2015.

•	GAAP net loss was $(6.2) million in the third quarter of 2015, or $(0.57) per share, compared to a GAAP net loss of $(7.4) million, or $(0.67) per share in the second quarter of fiscal year 2015 and GAAP net loss of $(3.8) million, or $(0.46) per share in the third quarter of 2014. The third quarter of 2015 included restructuring costs of $0.2 million compared to restructuring costs of $0.02 million in the second quarter of 2015 and restructuring costs of $2.1 million in the third quarter of 2014.

Revenue Guidance

The Company is providing guidance for fiscal year 2015 of revenue between $62 million and $64 million.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss its third quarter 2015 results today, November 12, 2015, at 2:00 PM PT (5:00 PM ET). The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 41176647. For those unable to attend the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 41176647#.

About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table contained within this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Examples of such statements include, without limitation, statements regarding our expectations for additional revenue from new sales partnerships, including but not limited to sales under our agreement with Cisco; our ability to establish a stable financial platform on which to execute our strategy to deliver trust solutions; our expectations with respect to sales to government and multinational customers; our belief that we will exit 2015 streamlined which will allow us to grow our business with a path to profitability in 2016; our expectations from increased investments in sales, marketing and engineering; and our ability to achieve the level of revenues for which we have provided guidance. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to realize cost savings from the restructuring of our operations; our ability to increase revenues through new sales and marketing programs and sales partnerships; our ability to develop successfully and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity in order to develop products and solutions for our markets; whether the markets in which we participate or target grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to compete successfully in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors that are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

IDENTIV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net revenue	$17,196	$15,587	$22,712	$47,717	$61,867
Cost of revenue	9,565	8,941	12,840	27,356	36,463

Gross profit	7,631	6,646	9,872	20,361	25,404

Operating expenses:
Research and development	2,205	2,240	1,813	6,437	5,046
Selling and marketing	5,266	5,467	5,078	15,728	15,844
General and administrative	5,550	5,208	3,685	13,823	9,595
Impairment of goodwill	—	988	—	988	—
Restructuring and severance	216	21	1,825	408	2,874

Total operating expenses	13,237	13,924	12,401	37,384	33,359

Loss from operations	(5,606)	(7,278)	(2,529)	(17,023)	(7,955)
Non-operating income (expense):
Interest expense, net	(478)	(465)	(564)	(1,367)	(3,154)
Foreign currency gain (loss), net	(78)	438	(700)	(916)	(952)

Loss from continuing operations before income taxes and noncontrolling interest	(6,162)	(7,305)	(3,793)	(19,306)	(12,061)
Income tax provision	(59)	(63)	(94)	(141)	(149)

Loss from continuing operations before noncontrolling interest	(6,221)	(7,368)	(3,887)	(19,447)	(12,210)
Income from discontinued operations, net of income taxes	—	—	2	—	546

Consolidated net loss	(6,221)	(7,368)	(3,885)	(19,447)	(11,664)
Less: Loss attributable to noncontrolling interest	6	(1)	38	72	73

Net loss attributable to Identiv, Inc. stockholders’ equity	$(6,215)	$(7,369)	$(3,847)	$(19,375)	$(11,591)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders’ equity:
Loss from continuing operations	$(0.57)	$(0.67)	$(0.46)	$(1.80)	$(1.52)
Income from discontinued operations	—	—	—	—	0.07

Net loss	$(0.57)	$(0.67)	$(0.46)	$(1.80)	$(1.45)

Weighted average shares used to compute basic and diluted loss per share	10,895	10,962	8,423	10,747	7,971

IDENTIV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash	$21,416	$36,547
Accounts receivable, net of allowances	10,464	13,612
Inventories	15,238	9,254
Prepaid expenses	1,181	1,002
Other current assets	1,667	1,200

Total current assets	49,966	61,615
Property and equipment, net	4,729	5,311
Goodwill	7,783	8,853
Intangible assets, net	7,639	8,730
Other assets	892	1,371

Total assets	$71,009	$85,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,529	$8,372
Earn-out liability	—	3,510
Current portion - payment obligation	373	635
Deferred revenue	1,423	508
Accrued compensation and related benefits	2,441	2,139
Other accrued expenses and liabilities	4,759	4,471

Total current liabilities	14,525	19,635
Long-term payment obligation	5,349	5,545
Long-term financial liabilities	18,058	13,938
Other long-term liabilities	352	630

Total liabilities	38,284	39,748

Stockholders’ equity	32,725	46,132

Total liabilities and stockholders’ equity	$71,009	$85,880

IDENTIV, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$9,565	$8,941	$12,840	$27,356	$36,463
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(34)	(35)	(12)	(98)	(23)
Amortization and depreciation	(355)	(345)	(376)	(1,027)	(1,103)

Total reconciling items included in GAAP cost of revenue	(389)	(380)	(388)	(1,125)	(1,126)

Non-GAAP cost of revenue	9,176	8,561	12,452	26,231	35,337

Non-GAAP gross profit margin	47%	45%	45%	45%	43%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$13,237	$13,924	$12,401	$37,384	$33,359
Reconciling items included in GAAP operating expenses:
Impairment of goodwill	—	(988)	—	(988)	—
Stock-based compensation	(1,046)	(1,295)	(609)	(3,018)	(1,055)
(Loss) gain on disposal of fixed assets	(17)	—	—	(17)	1
Amortization and depreciation	(395)	(395)	(386)	(1,024)	(1,152)
Restructuring and severance	(215)	(21)	(2,134)	(433)	(3,183)

Total reconciling items included in GAAP operating expenses	(1,673)	(2,699)	(3,129)	(5,480)	(5,389)

Overhead costs	$11,564	$11,225	$9,272	$31,904	$27,970

Reconciliation of GAAP net loss to adjusted EBITDA loss
Net loss attributable to Identiv, Inc.	$(6,215)	$(7,369)	$(3,847)	$(19,375)	$(11,591)
Reconciling items included in GAAP net loss:
Provision for income taxes	59	63	94	141	149
Net (loss) gain attributable to noncontrolling interest	(6)	1	(38)	(72)	(73)
Income from discontinued operations, net of income taxes	—	—	(2)	—	(546)
Interest expense, net	478	465	564	1,367	3,154
Foreign currency losses (gains), net	78	(438)	700	916	952
Impairment of goodwill and long lived assets	—	988	—	988	—
Stock-based compensation	1,222	1,330	621	3,795	1,078
Amortization and depreciation	812	740	762	2,280	2,255
Loss (gain) on disposal of fixed assets	17	—	—	17	(1)
Restructuring and severance	216	21	2,134	408	3,183

Total reconciling items included in GAAP net loss	2,876	3,170	4,835	9,840	10,151

Adjusted EBITDA gain ( loss)	$(3,339)	$(4,199)	$988	$(9,535)	$(1,440)